Exhibit 23

Consent of Independent Registered Public Accounting Firm

Headwaters Incorporated

South Jordan, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (File No. 333‑206082) and Form S‑8 (File Nos. 333‑39678, 333‑103527, 333‑113704, 333‑124803, 333‑147599, 333‑163274, 333‑166504, 333‑166505, 333‑181060 and 333‑181061) of Headwaters Incorporated of our reports dated November 15, 2016, relating to the consolidated financial statements and the effectiveness of Headwaters Incorporated’s internal control over financial reporting which appear in this Annual Report on Form 10‑K.

/s/ BDO USA, LLP

Costa Mesa, California

November 15, 2016